UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange

Act of 1934

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Clean Coal Technologies, Inc.

(Name of Registrant as Specified in Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLEAN COAL TECHNOLOGIES, INC.

295 Madison Avenue (12th Floor)

New York, NY 10017

May __, 2022

To Our Stockholders:

You are cordially invited to join the 2022 Special Meeting of Stockholders of Clean Coal Technologies, Inc.(the “Special Meeting”) to be held at the Marriott Hotel, 243 Tresser Blvd, Stamford, CT 06901, on June 01, 2022 at 10:00 a.m., Eastern Time. For directions to attend the meeting and vote in person, please visit our proxy website at https://www.proxyvote.com or call 1800-690-6903

The attached Notice of Special Meeting and Proxy Statement describe the matter proposed by the Board of Directors to be considered and voted upon by our stockholders at the Special Meeting.

For the Special Meeting, we are taking advantage of the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials via the internet as an alternative to the traditional approach of mailing a printed set to each stockholder. We believe this approach provides you, as our stockholders, the proxy materials you need while reducing printing and postage costs associated with delivery and reducing the environmental impact of the Special Meeting. In accordance with these rules, we have sent a Notice of Internet Availability to our stockholders who have not previously elected to receive a printed set of proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy statement and annual report, as well as how to vote online, by telephone, or in person at the Special Meeting.

Your vote is important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Special Meeting.

PLEASE VOTE YOUR SHARES ONLINE OR, IF YOU REQUESTED AND RECEIVED A PRINTED SET OF PROXY MATERIALS BY MAIL, BY RETURNING THE ACCOMPANYING PROXY CARD. FURTHER INSTRUCTIONS ON HOW TO VOTE YOUR SHARES CAN BE FOUND IN OUR PROXY STATEMENT.

Thank you for your support of our company.

/s/Robin Eves

Robin Eves, President and Chief Executive Officer

New York, New York

DATED: May 10, 2022

CLEAN COAL TECHNOLOGIES, INC.

295 Madison Avenue (12th Floor)

New York, NY 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 01, 2022

TO THE STOCKHOLDERS OF CLEAN COAL TECHNOLOGIES, INC.:

The 2022 Special Meeting of the Stockholders (the “Special Meeting”) of Clean Coal Technologies, Inc. (the “Company,” “we,” “us” or “our”) will be held at the Marriott Hotel, 243 Tresser Blvd, Stamford, CT 06901, on _Wednesday, June 01, 2022 at 10:00 am, Eastern Time, to:

1.	Grant the Board of Directors the authority to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock at the ratio of 1 for 100; and

2.	Transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to the stockholders, unless required by applicable law or the bylaws of the Company.

Stockholders of record of Common Stock at the close of business on April 29, 2022, are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available at the meeting and at the Company's principal corporate office, 295 Madison Avenue (12th Floor), New York, NY 10017, for ten days before the meeting.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you should follow the instructions provided by your bank, broker or nominee when voting shares held in street name. If your broker, trustee or nominee has not enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares, or how to revoke a prior vote, you should contact your broker, trustee or nominee in order to obtain these instructions.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder

For the Special Meeting, instead of mailing a printed copy of our proxy materials (including our annual report) to each stockholder of record, we are providing access to these materials via the Internet. Accordingly, on May ___, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of April 29, 2022, and post our proxy materials on the website as described in the Notice. As explained in greater detail in the Notice, all stockholders may access our proxy materials on our website or may request a printed set of our proxy materials. In addition, the Notice and website provide information on how to request all future proxy materials in printed form or electronically.

YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO ATTEND IN PERSON AND WISH TO HAVE YOUR SHARES VOTED, PLEASE VOTE AS SOON AS POSSIBLE, WHETHER ONLINE, BY TELEPHONE OR BY RETURNING A PROXY CARD SENT TO YOU IN RESPONSE TO YOUR REQUEST FOR PRINTED PROXY MATERIALS.

CLEAN COAL TECHNOLOGIES, INC.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Robin Eves

Robin Eves, President and Chief Executive Officer

New York, New York

DATED: May , 2022

CLEAN COAL TECHNOLOGIES, INC.

295 Madison Avenue (12th Floor)

New York, NY 10017

PROXY STATEMENT

This proxy statement is furnished to stockholders of Clean Coal Technologies, Inc. (the “Company,” “we,” “us” or “our”) in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at the 2022 Special Meeting of the Stockholders (the “Special Meeting”) to be held at the Marriott Hotel, 243 Tresser Blvd, Stamford, CT 06901, on Wednesday June 01, 2022, at 10:00 am, Eastern Time. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Special Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, at the Special Meeting the proxy will be voted affirmatively to:

1.	Grant the Board of Directors the authority to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock at the ratio of 1 for 100; and

2.	Transact such other business as may properly come before the meeting or any adjournment thereof.

What am I voting on?

You are being asked to grant the Board of Directors the authority to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock at the ratio of 1 for 100.

Why are we recommending that shareholders approve this proposal?

This proposal is a vital part of our strategy to execute a complete restructuring of Clean Coal Technologies, Inc. business and enable us to continue as a going concern. We are currently engaged in an intensive effort to finalize funding for completion of the test facility in Wyoming, include additional technologies under the company umbrella to diversify technology risk and also widen and deepen stockholder and investor base and finally restructuring our balance sheet. which will facilitate a potential up-listing to Nasdaq later this year. These actions will not be successful without the necessary votes to execute the stock reverse split. If the reverse stock split is not approved, it is expected that our principal lender and affiliated persons which is owed approximately $18,000,000 as of May_10, 2022 will foreclose on the Company’s assets, including its intellectual property. If approved, we anticipate that the lender will convert all or a substantial portion of the debt into shares of our common stock. This will result in substantial dilution to our stockholders as will any business combination transactions or securities offerings that we may enter into in the future but this will allow the Company to clean up its balance sheet and pursue potential acquisitions. The Company does not presently have any letters of intent or agreements in place respecting any acquisitions or offferings.

The current capitalization table for the Company is:

Authorized Shares	500,000,000
Issued Shares	499,829,763

The Company is unable to entertain corporate acquisitions, raise any additional funds or enter into other transactions requiring the issuance of common stock without addressing the present lack of authorized shares.

In the 2021 Annual Shareholder Meeting held on December 28, 2021 the shareholders voted in the following manner for proposal no.5 to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock at a specific ratio within a range of from 1 for 25 to 1 for 100 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse split;

For	Against	Abstentions
187,496,695	22,363,975	15,118,935

Despite 89% of the votes cast being voted in favor of the proposal,, the votes received did not equal more than 50% of the number of shares issued and outstanding and eligible to vote on the proposal and consequently, the proposal was not passed. As the required number of votes in favor of the reverse split approval were not obtained in connection with the Annual Meeting, the Company has determined to hold a special meeting whereby stockholders can vote on the new reverse split proposal. There is no guarantee that even if the reverse stock split is approved, that the Company will be able to continue to operate as a going concern. Management is expecting to implement the reverse stock split, if approved, , on or before June 18, 2022.

The enclosed proxy, even though executed and returned to the Company, may be revoked by the stockholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Special Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Board of Directors’ recommendations as set forth herein.

The entire expense of this proxy solicitation, estimated at $30,000, will be borne by the Company. In addition to this solicitation, in order to ensure that a quorum is represented at the Special Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

Only stockholders of record at the close of business on April 29, 2022 (the “Record Date”), are entitled to vote at the Special Meeting. Each stockholder has the right to one vote for each share of the Company’s common stock owned. Cumulative voting is not provided for.

Management encourages all stockholders to attend the Special Meeting in person. All holders of the Company’s common stock (whether or not they expect to attend the Special Meeting) are requested to complete, sign, date and promptly return the proxy form enclosed with this Notice. Holders of more than 50% of the Company’s 499,829,763 issued and outstanding shares of common stock must be represented at the Special Meeting to constitute a quorum for conducting business.

For the Special Meeting, instead of mailing a printed copy of our proxy materials (including our annual report) to each stockholder of record, we are providing access to these materials via the internet. Accordingly, on or about May __ 2022, we will begin mailing the Notice of Internet Availability of Proxy Materials to all stockholders of record as of the Record Date, and post our proxy materials on the website as described in the Notice of Internet Availability of Proxy Materials. As explained in greater detail in the Notice of Internet Availability of Proxy Materials, all stockholders may access our proxy materials on our website or may request a printed set of our proxy materials. In addition, the Notice of Internet Availability of Proxy Materials and website provide information on how to request to receive all future proxy materials in printed form or electronically.

IMPORTANT

If your shares are held in the name of a brokerage firm, nominee, or other institution, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, nominee or other institution how to vote your shares. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. Please promptly contact the person responsible for your account and give instructions for your shares to be voted.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these proxy materials?

You are receiving these proxy materials because you owned shares of common stock of our company, Clean Coal Technologies, Inc. (the “Company”), at the close of business on April 29, 2022 (the “Record Date”), and, therefore, are eligible to vote at the Company’s 2022 Special Meeting of stockholders (the “Special Meeting”). Our Board of Directors (the “Board”) is soliciting your proxy to vote at the Special Meeting.

Why did I receive the one-page Notice of Internet Availability of Proxy Materials?

Since we are providing proxy materials to you primarily via the Internet, instead of mailing printed copies to each owner of our common stock, you received a one-page Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about May ___, 2022. The Notice directs you to a website where you can view our proxy materials, including the proxy statement and our annual report, and cast your vote. If you would like to obtain a paper copy of the proxy materials, including our annual report, please follow the instructions on the Notice of Internet Availability of Proxy Materials.

On what matters will I be voting?

At the Special Meeting, our stockholders will be asked to vote to (1) Grant the Board of Directors the authority to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock at the ratio of 1 for 100;

The Board does not know of any matters to be presented at the Special Meeting other than the one described in this proxy statement. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Where and when will the meeting be held?

The Special Meeting will be held at the Marriott Hotel, 243 Tresser Blvd, Stamford, CT 06901, on Wednesday, June 01, 2022, at 10:00 am, Eastern Time.

How can I obtain directions to the meeting?

For directions to the location of the Special Meeting, please visit our proxy website at https://www.proxyvote.com call 1800-690-6903.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote at the Special Meeting. By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares at the Special Meeting as you have instructed.

How many votes may I cast?

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the Record Date.

How many votes can be cast by all stockholders?

We have one class of voting stock, common stock. As of the Record Date, we had 499,829,763 shares of common stock outstanding, each of which is entitled to one vote.

How many votes must be cast in favor of the reverse stock split for it to be approved?

Approval of the reverse split proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding common stock as of the record Date which means that at least 249,914,882 shares of common stock must be voted in favor of the reverse split proposal for it to be approved.

How many shares must be present to hold the meeting?

Our bylaws provide that a majority (>50%) of the total number of shares of common stock outstanding constitutes a quorum and must be present to conduct business at a meeting of our stockholders.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Worldwide Stock Transfer Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Internet Availability of Proxy Materials will be sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Internet Availability of Proxy Materials will be forwarded to you by your broker, bank, or company appointed designee. As the beneficial owner, you have the right to direct your broker, bank, or company appointed designee on how to vote your shares by following their instructions which are included with this proxy, if applicable.

Can my shares be voted if I do not return the proxy card and do not attend the meeting in person?

If you hold shares in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers generally have discretionary authority to vote shares held in street name on “routine” matters but not on “non-routine” matters. Proposal No.1 is considered “non routine” so will require your vote.

If you do not vote the shares held in your name, your shares will not be voted. However, the Company may vote your shares if you have returned a blank or incomplete proxy card (see “What happens if I return a proxy card without instructions?” below regarding record holders).

Proposal 1: Grant the Board of Directors the authority to amend the Company’s Articles of Incorporation to effect a reverse split of the Company’s common stock at the ratio of 1 for 100	The affirmative vote of stockholders owning a majority of the Company’s issued and outstanding common stock is required to approve this proposal.

With respect to any matter that is properly brought before the meeting, the inspector of elections will treat abstentions as unvoted.

How do I vote?

You may vote using any of the following methods:

Internet, Telephone or Mail:

You may vote your shares by internet, telephone, or return mail by following the instructions on the Notice of Internet Availability of Proxy Materials, or by requesting a full set of printed materials at no charge including a proxy card.

In person at the Special Meeting:

You may vote in person at the Special Meeting, either by attending the meeting yourself or authorizing a representative to attend the meeting on your behalf. You may also execute a proper proxy designating that person. If you are a street holder of shares, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspector of elections with your ballot when you vote at the Special Meeting.

Once I deliver my proxy, can I revoke or change my vote?

Yes. You may revoke or change your proxy at any time before it is voted by giving a written revocation notice to our corporate secretary, by delivering a proxy with a later date, or by voting in person at the meeting.

Who pays for soliciting proxies?

We are paying for all costs of soliciting proxies. Our directors, officers, and employees may request the return of proxies by mail, telephone, Internet, telefax, telegram, or personal interview. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Could other matters be considered and voted upon at the Special Meeting?

Our Board does not expect to bring any other matter before the Special Meeting and is not aware of any other matter that may be considered at the Special Meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies as the Board may recommend.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.

How can I contact the Company to request materials or information referred to in these Questions and Answers?

By mail addressed to: Clean Coal Technologies, Inc., 295 Madison Avenue (12th Floor), New York, NY 10017, Attn: Aiden Neary. By telephone, (646) 727 -4847 or by email, aneary@cleancoaltechnologiesinc.com.

PROPOSAL NO. 1

GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE COMPANYS ARTICLES OF INCORPORATION TO EFFECT

A REVERSE SPLIT OF THE COMPANYS COMMON STOCK AT THE RATIO OF 1:100

In accordance with SEC proxy rules, state of Nevada rules and the Company’s bylaws we are seeking shareholder approval for an Amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock in a ratio of 1 for 100.

The amendments will not change the number of authorized shares of common stock, or the relative voting power of our stockholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our common stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if effected, would affect all of our holders of common stock uniformly.

The Board of Directors unanimously approved, and recommended seeking shareholder approval of this reverse split proposal, on May 10, 2022.

Although a reverse stock split would not have any dilutive effect on our stockholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving our Board of Directors an effective increase in the authorized shares available for issuance, in its discretion. Our Board of Directors from time to time may deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the reverse stock split not been effected.

No fractional shares will be issued in connection with the reverse stock split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to a full share for any fractional share they are owed.

Our stockholders are not entitled to appraisal rights with respect to the reverse stock split and we will not independently provide stockholders with any such right.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this reverse split proposal except to the extent of their ownership of shares of our common stock.

Vote Required

Amendments to Articles of Incorporation require shareholder approval of greater than 50% of the total issued and outstanding shares.

Board Recommendation

The Board of Directors recommends a vote “FOR” the proposal to grant the Board of Directors the authority to amend the Company’s Articles of Incorporation to effect a reverse split of the Company’s common stock at the ratio of 1 for 100.

EXECUTIVE OFFICERS

The following sets forth certain information regarding our named executive officers:

Name	Age	Position	Held Since
Robin T. Eves	71	CEO, President, Director	August 2010
Aiden Neary	50	COO, CFO, Director	November, 2013

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

At this time, we do not have a compensation committee or a fully developed compensation policy. We have only two executive officers, our CEO and president, our Chief Operations Officer / Chief Financial Officer. Their employment agreements were negotiated by the board of directors with the terms based on the board’s assessment of their qualifications and requirements.

We anticipate establishing a compensation committee sometime in the next 12 months. The following Compensation Discussion and Analysis describes prospectively the expected duties, responsibilities and role of our future Compensation Committee as well as the material elements of our planned compensation for our future executive officers. The information below provides the description of compensation policies that we intend to make applicable to executive officers and other highly compensated individuals under employment and/or consulting arrangements in the future.

Planned Objectives of Our Compensation Program

The primary objective of our compensation program, including our executive compensation program, will be to maintain a compensation program that will fairly compensate our executives and employees, attract and retain qualified executives and employees who are able to contribute to our long term success, encourage performance consistent with clearly defined corporate goals and align our executives’ long term interests with those of our stockholders. To that end, our future compensation practices will be intended to:

1. Tie total compensation to the Company’s performance and individual performance in achieving financial and non-financial objectives; and

2. Align senior management’s interests with stockholders’ interests through long term equity incentive compensation.

Expected Role of the Compensation Committee

The Compensation Committee, once formed, will determine the compensation of our Chief Executive Officer and, in consultation with the Chief Executive Officer, and our other executive officers. In addition, the Compensation Committee will be responsible for adopting, reviewing and administering our compensation policies and programs, including any cash bonus incentive plan or equity incentive plan that we may adopt. We anticipate that our Compensation Committee will adhere to a compensation philosophy that (i) seeks to attract and retain qualified executives who will add to the long term success of the Company, (ii) promotes the achievement of operational and strategic objectives, and (iii) compensates executives commensurate with each executive’s level of performance, level of responsibility and overall contribution to the success of the Company.

In determining the compensation of our Chief Executive Officer and our other executive officers, the Compensation Committee expects to consider the financial condition and operational performance of the Company during the prior year. In determining the compensation for executive officers other than the Chief Executive Officer, the Compensation Committee plans to consider the recommendations of the Chief Executive Officer.

The Compensation Committee will review the compensation practices of other companies, based in part on market survey data and other statistical data relating to executive compensation obtained through industry publications and other sources. The Compensation Committee does not intend to benchmark the Company’s compensation program directly with other publicly traded companies or other companies with which we may compete for potential executives since some of these competitors are privately held companies for which executive compensation information may not be available. However, the Compensation Committee intends to compare our executive compensation program as a whole with the programs of other companies for which survey data is available, and will also compare the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Compensation Committee plans to use such survey data primarily to ensure that our executive compensation program as a whole will be competitive.

Components of Future Executive Compensation

We anticipate that our future executive employment agreements will provide that employees will be compensated by salary and bonus, with bonuses potentially including cash and equity components. The specific elements of the future compensation program are not determined but will most likely include base salary, an annual cash performance bonus and long term equity incentives. Our compensation program will be designed to provide our executives with incentives to achieve our short and long term performance goals and to pay competitive base salaries. Each executive officer’s current and prior compensation will be considered in setting future compensation.

In addition, we expect employment agreements with our executive officers to provide for other benefits, including potential payments upon termination of employment. Once established, the compensation committee will consider all of the above components in determining the exact makeup of the total executive compensation package as well as the factors to be applied in establishing each component.

Perquisites and Other Benefits

At this time, we do not expect to provide perquisites or personal benefits to future executive officers, other than the payment of health insurance premiums and payment of life insurance premiums.

Employment Agreements

We signed two year employment agreements effective July 1, 2020, with Robin Eves, as Chief Executive Officer and President, and Aiden Neary as Chief Operating Officer. Mr. Eves will receive an annual salary of $525,000. Mr. Neary will receive an annual salary of $500,000. Each officer was granted a signing bonus of 750,000 shares of the Company’s restricted common stock upon execution of the agreements which has not yet been issued In addition, each officer will be granted an award of 750,000 shares following the first year of the contract on July 1, 2021 which has also not yet been issued.

The above employment agreements include provisions for participation in employee benefit programs if the Company adopts such programs during the term of the agreements. The agreements also include certain anti-takeover provisions that would require payment of annual salary as well as immediate vesting of all equity compensation if an entity acquiring the Company did not offer comparable positions to each officer.

Neither Mr. Eves, nor Mr. Neary is compensated for their contributions to the Board of Directors.

We have not entered into employment agreements with any other officers, directors, or any other persons but may do so during the current fiscal year as we expand operations.

Other Key Employees and Consultants

We have no other employment agreements in place.

Employee Benefits

When we have adequate financing, we intend to offer employee health insurance benefits coverage to provide our workforce with a reasonable level of financial support in the event of illness or injury. It is our intention to offer health insurance benefits to all full time employees, including executive officers.

Accounting Matters

We have adopted the provisions of ACS 718 Compensation – Stock Compensation which requires the fair value of options to be recorded as compensation cost in the consolidated financial statements. Options in our compensation packages result in additional compensation costs being recognized.

Stock Ownership Requirements

The Board of Directors has encouraged its members to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, the Board of Directors has not established stock ownership guidelines for members of the Board of Directors or the executive officers.

The Company has not adopted any other bonus, profit sharing, or deferred compensation plan.

The following table sets forth, for the last two years, the dollar value of all cash and non-cash compensation earned by the Company’s named executive officers.

SUMMARY COMPENSATION TABLE

Officers Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robin Eves, Pres and CEO (1)	2021	525,000		1,050,000		-	1,575,000
	2020	525,000				-	525,000

Aiden Neary, CFO (1)	2021	500,000		1,000,000			1,500,000
	2020	500,000		0	-	-	500,000

(1) In July 2020 Mr. Eves and Mr. Neary signed a two year employment contract where 750,000 common shares were awarded but not yet issued upon signing the agreement and an additional 750,000 shares were awarded on July 1, 2021 on the one year anniversary of the contract which have also not yet been issued.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2021, to each of the executive officers named in the Summary Compensation Table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robin Eves	285,714		$1.05	8/1/2020	555	0.00

DIRECTOR COMPENSATION

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robin Eves	2021	-	-	-	-	-	-	-
Aiden Neary	2021	-	-	-	-	-	-	-
Thomas Shreve	2021	25,000						25,000

All director fees have been accrued

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of April 29, 2022, with respect to each person known by the Company to own beneficially more than 5% of the 499,829,763 shares of our issued and outstanding common stock, as well as the beneficial ownership of each director and officer and all directors and officers as a group. We are not aware of any present arrangements that could result in a change of control of the Company. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Except as otherwise indicated, addresses are c/o Clean Coal Technologies, Inc., 295 Madison Avenue (12th Floor) New York, NY 10017

Officers and Directors	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Robin Eves, President, CEO, Director	13,856,817	2.7%
Aiden Neary, COO, Director	18,661,479	3.7%
Thomas Shreve, Director	100,000	0.0
Wyoming New Power, Inc.	85,270,387	17.0
All directors and officers and investors holding over 5% as a group (3 persons)	117,888,683	23.6%

(1) The Company has no documentation that would indicate that any of the shares listed above are pledged as security. Mr. Eves’ beneficial ownership number includes options for the purchase of 285,714 shares of common stock at $1.05 per share (adjusted for the reverse). Mr. Eves does not have the right to acquire any additional shares within 60 days through the exercise of options, warrants, rights, conversion privileges or otherwise. The intrinsic value of exercisable warrants is $0.00.

FINANCIAL AND OTHER INFORMATION

The Company’s most recent audited financial statements and other information are contained in the Company’s annual report on Form 10-K for the period ended December 31, 2021. Such report once filed, is available to stockholders, without charge, upon written request addressed to the Company at the Company’s executive offices, or on the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Special Meeting. Stockholders who, in accordance with Rule 14a-8 of the Exchange Act wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Special Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on July 01, 2022, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation, as amended, and bylaws of the Company. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our Directors, executive officers and 10% stockholders, which we refer to as reporting persons, to file with the SEC initial reports of ownership and changes in ownership of our common stock. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received, we believe that all required reports for our fiscal year ended December 31, 2021 have been filed.

RELATED PARTY TRANSACTIONS

We have not adopted a formal policy for review of potential related party transactions. At this time, the Board reviews and approves all transactions, considering any related party interactions in light of known circumstances to determine whether or not such transactions are consistent with our best interests, in the good faith exercise of the Board’s discretion.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Company by mail to 295 Madison Avenue (12th Floor) New York, NY 10017 or phone by calling 646-727-4847. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the Special meeting materials and would prefer to receive a single copy in the future.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing our common stock at two different brokerage firms, your household will receive two copies of our Special meeting materials—one from each brokerage firm.

OTHER MATTERS

Management does not know of any business other than referred to in the Notice which may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

CLEAN COAL TECHNOLOGIES, INC.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Robin Eves

Robin Eves, President and Chief Executive Officer

New York, New York

May , 2022

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES ONLINE OR, IF YOU REQUESTED AND RECEIVED A PRINTED SET OF PROXY MATERIALS BY MAIL, BY RETURNING THE ACCOMPANYING PROXY CARD IN THE POSTAGE PAID ENVELOPE

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 01, 2022

CLEAN COAL TECHNOLOGIES, INC.	Meeting Information Meeting Type: Special Meeting For holders as of: April 29, 2022 Date: June 01, 2022 Time: 10:00 AM EDT Location: Marriott Hotel 243 Tresser Blvd Stamford, CT 06901

CLEAN COAL TECHNOLOGIES, INC. ATTN: Aiden Neary 295 Madison Avenue (12th Floor) New York, NY 10017

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:                          www.proxyvote.com

2) BY TELEPHONE:                      1-800-579-1639

3) BY E-MAIL*:                              sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 15, 2022 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following proposal:

1. To grant the Company’s Board of Directors the authority to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock at the ratio of 1 for 100.